FOR IMMEDIATE RELEASE

Investor Contact
Enrique Mayor-Mora, Denny’s: 877-784-7167

Media Contact
Liz Brady, ICR: 646-277-1226

Denny’s Announces Early Results of Tender Offer and Consent Solicitation for its 10% Senior Notes due 2012

Spartanburg, SC – September 23, 2010 – Denny’s Corporation (NASDAQ: DENN) today announced the early tender and consent solicitation results from the previously announced offer to purchase for cash (the “Tender Offer”) by Denny’s Holdings, Inc. (“Denny’s Holdings”), a wholly-owned subsidiary of Denny’s Corporation, for any and all of its outstanding 10% Senior Notes due 2012 (the “Notes”) (CUSIP No. 24869QAB8), which Notes are guaranteed by Denny’s Corporation, and solicitation of consents relating to the Notes.  In conjunction with the Tender Offer, Denny’s Holdings, on behalf of itself and Denny’s Corporation, solicited consents (the “Consent Solicitation” and collectively with the Tender Offer, the “Offer”) to the adoption of the amendments to the Indenture (as defined below) governing the Notes and to the execution of a supplemental indenture effecting the amendments.   The terms and conditions of the Offer, including, but not limited to, a Financing Condition (as defined below) for the transaction, are set forth in the Offer to Purchase and Consent Solicitation Statement dated September 9, 2010 (the “Offer to Purchase”) and the related Consent and Letter of Transmittal (the “Letter of Transmittal”).

As of September 22, 2010, at 5:00 p.m., New York City time, (the “Consent Date”) an aggregate of $125,266,000 principal amount of the Notes had been validly tendered and not validly withdrawn in the Offer.  Additionally, as of the Consent Date, the Company received consents from holders of $125,266,000 or 71.58% of the outstanding Notes.  The consents received as of the Consent Date was sufficient to approve the amendments to the Indenture, as described below (the “Requisite Consents”).

Having received the Requisite Consents, Denny’s Holdings, Denny’s Corporation, and U.S. Bank National Association, as trustee (the “Trustee”) entered into a Supplemental Indenture (the “Supplemental Indenture”) on September 22, 2010 that amends and supplements the Indenture dated as of October 5, 2004 (the “Indenture”), by and among Denny’s Holdings, Denny’s Corporation and the Trustee.  The Supplemental Indenture will effect the amendments to the Indenture by eliminating substantially all of the restrictive covenants and certain events of default contained in the Indenture.  The Supplemental Indenture was effective upon execution but the amendments in the Supplemental Indenture will only become operative and binding on the holders of the Notes when and if Denny’s Holdings accepts the Notes validly tendered in the Tender Offer on or prior to the Consent Date and when the Financing Condition (defined below) has been satisfied.  If the Financing Condition is not satisfied or the Notes are not otherwise purchased, the amendments to the Indenture will not become operative and the original Indenture will remain in effect.

The “Total Consideration” for each $1,000 principal amount of the Notes validly tendered and not withdrawn on or before the Consent Date and accepted for purchase will be $1,002.50, which includes a consent payment of $10.00 per $1,000 principal amount of Notes.  The “Tender Offer Consideration” for each $1,000 principal amount of the Notes validly tendered after the Consent Date and on or before the Expiration Time (as defined below) and accepted for purchase will be $992.50.  In addition to the Total Consideration or Tender Offer Consideration, as the case may be, payable in respect of Notes accepted for purchase, holders will receive accrued and unpaid interest on their purchased Notes up to, but not including, the date of payment for purchased Notes. The Offer is scheduled to expire at 11:59 p.m., New York City time, on October 6, 2010 (the “Expiration Time”), unless extended.

Any Notes tendered after 5:00 p.m., New York City time, on September 22, 2010 may not be withdrawn unless required by law.  In addition, we may, in our discretion, extend the Expiration Time for any other reason.

Denny’s Holdings expects to make payments with respect to any Notes tendered and not withdrawn on or prior to the Consent Date on the initial settlement date (“Initial Settlement Date”), which is expected to be on or about September 30, 2010, assuming the conditions specified in the Offer to Purchase, including the Financing Condition, are satisfied.  Denny’s Holdings expects to make payments with respect to any Notes tendered after the Consent Date on the final settlement date, which is expected to be promptly following the Expiration Time.

The Offer is part of a larger refinancing of the Company’s outstanding indebtedness. The Company intends to enter into a new senior secured credit facility (the “New Credit Facility”), which it expects to be for an aggregate of approximately $300 million, of which approximately $250 million is expected to be a six-year term loan facility and $50 million is expected to be a five-year revolving credit facility, which will also be available for the issuance of letters of credit. The “Financing Condition” means that the New Credit Facility has been consummated on such terms and conditions as may be satisfactory to Denny’s Holdings and Denny’s Corporation, in their sole discretion.

Beginning October 1, 2010, the Notes will be redeemable at a redemption price of 100% of the principal amount thereof, plus accrued and unpaid interest to, but not including, the redemption date. Upon satisfaction of the Financing Condition and the purchase of tendered Notes pursuant to the Offer on the Initial Settlement Date, Denny’s Holdings intends to give a notice of redemption pursuant to the Indenture providing that it will redeem all Notes not purchased in the Offer at a redemption price of 100% of the principal amount thereof, plus accrued and unpaid interest to, but not including, the redemption date.

This press release is neither an offer to purchase, nor a solicitation for acceptance of an offer to sell, the Notes. Denny’s Holdings is making the Offer only by, and pursuant to the terms of, the Offer to Purchase and the related Letter of Transmittal.  The complete terms and conditions of the Offer are set forth in the Offer to Purchase and the Letter of Transmittal that were sent to holders of Notes. Holders are urged to read these documents carefully. Copies of the Offer to Purchase and Letter of the Transmittal may be obtained from the Information Agent for the Offer, Global Bondholder Services Corporation, at 866-952-2200 (US toll-free) and 212-430-3774 (collect).

BofA Merrill Lynch and Wells Fargo Securities are acting as exclusive Dealer Managers and Solicitation Agents for the Offer. Questions regarding the Offer may be directed to BofA Merrill Lynch at 888-292-0070 (toll-free) and 646-855-3401 (collect) and Wells Fargo Securities at 866-309-6316 (toll-free) and 704-715-8341 (collect).

The Offer is not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.  In any jurisdiction in which the securities laws or blue sky laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of Denny’s Holdings by the dealer manager, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

About Denny’s
Denny’s is one of America’s largest full-service family restaurant chains, currently operating 1,600 franchised, licensed, and Company-owned restaurants across the United States, Canada, Costa Rica, Mexico, Guam, Puerto Rico and New Zealand.  For further information on Denny’s, including news releases, links to SEC filings and other financial information, please visit the Denny’s investor relations website.

Forward Looking Statements

Denny’s Corporation (the “Company”) urges caution in considering its current trends and any outlook on earnings disclosed in this press release.  In addition, certain matters discussed may constitute forward-looking statements.  These forward-looking statements involve risks, uncertainties, and other factors that may cause the actual performance of the Company, its subsidiaries and underlying restaurants to be materially different from the performance indicated or implied by such statements.  Words such as “expects”, “anticipates”, “believes”, “intends”, “plans”, “hopes”, and variations of such words and similar expressions are intended to identify such forward-looking statements.  Except as may be required by law, the Company expressly disclaims any obligation to update these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.  Factors that could cause actual performance to differ materially from the performance indicated by these forward-looking statements include, among others:  our ability to enter into the New Credit Facility, including the terms of and the aggregate amount available under the New Credit Facility, complete our refinancing transactions, as well as the timing of such transactions,  the competitive pressures from within the restaurant industry; the level of success of the Company’s operating initiatives, advertising and promotional efforts; adverse publicity; changes in business strategy or development plans; terms and availability of capital; regional weather conditions; overall changes in the general economy, particularly at the retail level; and other factors from time to time set forth in the Company’s Securities and Exchange Commission reports and other filings, including but not limited to the discussion in Management’s Discussion and Analysis and the risks identified in Item 1A. Risk Factors contained in the Company’s Annual Report on Form 10-K for the year ended December 30, 2009 (and in the Company’s subsequent quarterly reports on Form 10-Q).